Exhibit 99.1
Neustar Reports Results for Fourth Quarter and Full-Year 2016
STERLING, VA, February 2, 2017 — Neustar, Inc. (NYSE: NSR), a trusted, neutral provider of real-time information services, today announced results for the quarter and year ended December 31, 2016.
Results for 2016 Compared to 2015

•	Revenue increased 15% to $1,209.8 million

•	Marketing Services revenue increased 58% to $269.1 million

•	Security Services revenue increased 22% to $204.1 million

•	Net income decreased 4% to $168.6 million, and on a per share basis decreased 3% to $3.04
Non-GAAP Results for 2016 Compared to 2015

•	Adjusted EBITDA increased 14% to $538.3 million, a margin of 44%

•	Adjusted net income increased 17% to $315.6 million, and on a per share basis increased 18% to $5.69
Results for Fourth Quarter 2016 Compared to Fourth Quarter 2015

•	Revenue increased 16% to $324.9 million

•	Marketing Services revenue increased 65% to $84.2 million

•	Security Services revenue increased 23% to $55.1 million

•	Net income increased 36% to $46.1 million, and on a per share basis increased 32% to $0.82
Non-GAAP Results for Fourth Quarter 2016 Compared to Fourth Quarter 2015

•	Adjusted EBITDA increased 37% to $152.7 million, a margin of 47%

•	Adjusted net income decreased 8% to $77.9 million, and on a per share basis decreased 10% to $1.38
Recent Developments
On December 14, 2016, Neustar announced that it had entered into a definitive merger agreement to be acquired by a private investment group led by Golden Gate Capital. Under the terms of the merger agreement, Neustar’s stockholders will be entitled to receive $33.50 per share following the closing of the proposed merger. The merger, which is expected to close no later than the end of the third quarter of 2017, is subject to approval by Neustar’s stockholders, regulatory approvals and other customary closing conditions.
In light of the proposed merger, Neustar will not be providing guidance for 2017 and will not hold a conference call to discuss its results for full-year and fourth quarter 2016.

Discussion of Full-Year and Fourth Quarter Results
Revenue for the year totaled $1,209.8 million, a 15% increase from $1,050.0 million in 2015. Marketing Services revenue increased 58% to $269.1 million. Security Services revenue increased 22% to $204.1 million. Data Services revenue increased 10% to $224.3 million. NPAC Services revenue increased 1% to $512.3 million.
Revenue for the fourth quarter totaled $324.9 million, a 16% increase from $280.2 million in the fourth quarter of 2015. Marketing Services revenue increased 65% to $84.2 million. Security Services revenue increased 23% to $55.1 million. Data Services revenue increased 2% to $57.2 million. NPAC Services revenue was flat at $128.4 million.
Total operating expense for 2016 increased 20% to $917.8 million from $763.4 million in 2015. This $154.4 million increase was driven by an increase of $144.4 million in operating costs and depreciation and amortization associated with the acquisitions completed in 2015.
Total operating expense for the fourth quarter of 2016 increased 2% to $235.8 million from $231.9 million in the fourth quarter of 2015.
Neustar ended the year with cash and cash equivalents of $45.8 million compared to $89.1 million as of December 31, 2015. Neustar’s outstanding debt under its credit facilities and senior notes was $829.0 million as of December 31, 2016.
This press release is available on the company’s website under the Investor Relations tab. The press release includes reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures.
About Neustar, Inc.
Every day, the world generates roughly 2.5 quadrillion bits of data. Neustar isolates certain elements and analyzes, simplifies and edits them to make precise and valuable decisions that drive results. As one of the few companies capable of knowing with certainty who is on the other end of every interaction, we’re trusted by the world’s great brands to make critical decisions some 20 billion times a day. We help marketers send timely and relevant messages to the right people. Because we can authoritatively tell a client exactly who is calling or connecting with them, we make critical real-time responses possible. And the same comprehensive information that enables our clients to direct and manage orders also stops attackers. We know when someone isn’t who they claim to be, which helps stop fraud and denial of service before they’re a problem. Because we’re also an experienced manager of some of the world’s most complex databases, we help clients control their online identity, registering and protecting their domain name, and routing traffic to the correct network address. By linking the most essential information with the people who depend on it, we provide more than 12,000 clients worldwide with decisions - not just data. More information is available at www.neustar.biz.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements regarding the proposed merger pursuant to which Neustar will be acquired by a private investment group led by Golden Gate Capital. The company has attempted, whenever possible, to identify these forward-looking statements by using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes” and variations of these words and similar expressions. The company cannot assure you that its expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated.
These potential risks and uncertainties that could cause future events or results to vary from those addressed in the forward-looking statements include, without limitation, uncertainty of the expected impact of the proposed merger pursuant to which Neustar will be acquired by a private investment group led by Golden Gate Capital, the satisfaction of the closing conditions for the merger, including receipt and timing of stockholder and regulatory approvals of the merger and the receipt of Neustar stockholder approval, the possibility that the merger may not close when expected or at all. More information about risk factors, uncertainties and other potential factors that could affect the company’s plans to complete the proposed merger, as well as the company’s future business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, the company’s Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 and subsequent periodic and current reports. All forward-looking statements are based on information available to the company on the date of this press release, and the company undertakes no obligation to update any of the forward-looking statements after the date of this press release.
Additional Information about the Proposed Transaction and Where to Find It
In connection with the proposed transaction, Neustar will file a proxy statement with the SEC. Additionally, Neustar will file other relevant materials in connection with the proposed acquisition of Neustar by Golden Gate Capital. The materials to be filed by Neustar with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Neustar on Neustar’s website at https://www.neustar.biz or by contacting Neustar investor relations at InvestorRelations@neustar.biz. INVESTORS AND SECURITY HOLDERS OF NEUSTAR ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

NEUSTAR, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2016	2015	2016
	(unaudited)		(audited)	(unaudited)
Revenue	$280,150	$324,903	$1,049,958	$1,209,847
Operating expense:
Cost of revenue (excluding depreciation and amortization shown separately below)	87,419	93,956	286,236	369,104
Sales and marketing	59,705	55,128	206,292	215,563
Research and development	7,217	9,309	25,677	28,159
General and administrative	40,645	28,898	118,648	111,694
Depreciation and amortization	33,057	37,069	122,691	164,081
Restructuring charges	3,858	3,290	3,858	14,712
Separation costs	—	8,159	—	14,512
	231,901	235,809	763,402	917,825
Income from operations	48,249	89,094	286,556	292,022
Other (expense) income:
Interest and other expense	(13,600)	(13,934)	(33,578)	(68,915)
Interest income	250	49	552	340
Income before income taxes	34,899	75,209	253,530	223,447
Provision for income taxes	991	29,090	78,068	54,801
Net income	$33,908	$46,119	$175,462	$168,646
Net income per common share:
Basic	$0.64	$0.84	$3.21	$3.10
Diluted	$0.62	$0.82	$3.14	$3.04
Weighted average common shares outstanding:
Basic	53,159	54,695	54,643	54,413
Diluted	54,689	56,265	55,904	55,516

NEUSTAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,
	2015	2016
	(audited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$89,097	$45,773
Restricted cash	2,363	2,283
Accounts receivable, net	167,593	207,595
Unbilled receivables	17,712	19,795
Prepaid expenses and other current assets	30,216	41,680
Deferred costs	6,676	11,469
Income taxes receivable	5,883	13,586
Total current assets	319,540	342,181
Property and equipment, net	147,764	145,821
Goodwill	1,186,983	1,168,982
Intangible assets, net	529,279	423,957
Other assets, long-term	18,681	17,771
Total assets	$2,202,247	$2,098,712

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,392	$21,095
Accrued expenses	134,632	134,545
Deferred revenue	91,006	91,188
Notes payable	131,272	103,725
Capital lease obligations	4,791	1,457
Other liabilities	10,875	11,632
Total current liabilities	400,968	363,642
Deferred revenue, long-term	22,998	22,437
Notes payable, long-term	957,509	702,946
Capital lease obligations, long-term	1,831	—
Deferred income tax liabilities, long-term	38,701	35,088
Other liabilities, long-term	56,741	53,298
Total liabilities	1,478,748	1,177,411
Total stockholders’ equity	723,499	921,301
Total liabilities and stockholders’ equity	$2,202,247	$2,098,712

Reconciliation of Non-GAAP Financial Measures
In this press release and in other statements, Neustar presents certain non-GAAP financial measures. These non-GAAP financial measures have limitations and may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Set forth below are reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures. These reconciliations should be carefully evaluated. Prior disclosures of non-GAAP figures may not exclude the same items and as such should not be used for comparison purposes.
Reconciliation of Net Income to Adjusted Net Income and Adjusted EBITDA
The following tables reconcile net income to adjusted net income and adjusted EBITDA, respectively, for the three and twelve months ended December 31, 2015 and 2016. Management believes that these measures enhance investors’ understanding of the company’s financial performance and the comparability of the company’s results to prior periods, as well as against the performance of other companies.

	Three Months Ended December 31,		Year Ended December 31,
	2015	2016	2015(1)	2016
	(in thousands, except per share data) (unaudited)
Revenue	$280,150	$324,903	$1,049,958	$1,209,847

Net income	$33,908	$46,119	$175,462	$168,646
Add: Stock-based compensation	12,855	10,787	40,966	42,874
Add: Amortization of acquired intangible assets	18,632	21,649	66,591	94,042
Add: Impairment of long-lived assets	—	—	—	11,104
Add: Loss on debt modification and extinguishment(2)	3,326	—	3,326	6,354
Add: Restructuring charges(3)	3,858	3,290	3,858	14,712
Add: Acquisition and integration related costs(4)	13,340	4	19,232	4,730
Add: Separation costs(5)	—	8,159	—	14,512
Add: Merger-related costs(6)	—	4,836	—	4,836
Less: Adjustment for provision for income taxes(7)	(1,437)	(16,976)	(39,984)	(46,188)
Adjusted net income	$84,482	$77,868	$269,451	$315,622
Adjusted net income margin (8)	30%	24%	26%	26%
Adjusted net income per diluted share	$1.54	$1.38	$4.82	$5.69
Weighted average common shares outstanding - diluted	54,689	56,265	55,904	55,516

Net income	$33,908	$46,119	$175,462	$168,646
Add: Provision for income taxes	991	29,090	78,068	54,801
Add: Interest expense	8,888	13,437	28,209	61,155
Add: Loss on debt modification and extinguishment(2)	3,326	—	3,326	6,354
Add: Depreciation and amortization(9)	33,057	37,069	122,691	152,977
Add: Impairment of long-lived assets	—	—	—	11,104
Add: Non-cash other (income) and expense, net(10)	1,473	(11)	1,935	1,957
Add: Stock-based compensation	12,855	10,787	40,966	42,874
Add: Restructuring charges(3)	3,858	3,290	3,858	14,712
Add: Acquisition and integration related costs(4)	13,340	4	19,232	4,730
Add: Separation costs(5)	—	8,159	—	14,512
Add: Merger-related costs(6)	—	4,836	—	4,836
Less: Interest income	(250)	(49)	(552)	(340)
Adjusted EBITDA	$111,446	$152,731	$473,195	$538,318
Adjusted EBITDA margin(11)	40%	47%	45%	44%

(1)	The amounts expressed in this column are derived from the company’s audited consolidated financial statements for the year ended December 31, 2015.

(2)
Amounts represent loss on debt modification and extinguishment related to the amendment of the company’s 2013 Credit Facilities on December 9, 2015 and the Amended 2013 Credit Facilities on September 28, 2016.

(3)	Amounts represent restructuring charges related to the termination of certain employees.

(4)	Amounts represent costs incurred by the company in connection with completed acquisitions and related integration activities.

(5)
Amounts represent costs incurred by the company in connection with the formerly proposed separation into two independent publicly-traded companies. These costs include professional fees for outside advisory services including legal, finance, accounting and related services.

(6)
Amounts represent costs incurred by the company in connection with the proposed merger pursuant to which Neustar will be acquired by a private investment group led by Golden Gate Capital. These costs include professional fees for outside advisory services including legal, finance, accounting and related services.

(7)
Adjustments reflect the estimated impact of income taxes on the non-GAAP adjustments (stock-based compensation, amortization of acquired intangible assets, impairment of long-lived assets, loss on debt modification and extinguishment, restructuring charges, separation costs and tax deductible acquisition related costs, and integration related costs).  The estimated impact of income taxes on these non-GAAP adjustments was determined using the effective tax rate for the applicable period, including all discrete tax items.  Excluding all discrete tax items, our effective tax rate was approximately 35.4% and 36.5% for the three months ended December 31, 2015 and 2016, respectively, and 35.4% and 36.5% for the years ended December 31, 2015 and 2016, respectively.

(8)	Adjusted net income margin is a measure of adjusted net income as a percentage of revenue.

(9)	Amounts exclude impairment of long-lived assets.

(10)	Amounts represent (gain)/loss on foreign currency transactions, (gain)/loss on asset disposals and non-cash (gain)/loss resulting from certain transactions.

(11)	Adjusted EBITDA margin is a measure of adjusted EBITDA as a percentage of revenue.

Contact Info:

Investor Relations Contact: Dave Angelicchio (571) 434-3443 InvestorRelations@neustar.biz	Press Contact: Carolin Bachmann (415) 659-6466 PR@neustar.biz